EXHIBIT NO. 99.(m) 3

MFS FUNDS

AMENDED AND RESTATED MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

UNDER THE

INVESTMENT COMPANY ACT OF 1940

Effective January 1, 1997,

Amended and Restated effective:

April 26, 2005

January 24, 2006

April 25, 2006

October 25, 2006

Exhibit A: Funds and Share Classes Covered by Rule 12b-1 Plan, as of:

July 26, 2005 (Addition of MFS Series Trust XII)

January 24, 2006 (Addition of Class W Shares)

April 25, 2006 (Addition of MFS Diversified Income Fund)

July 26, 2006 (Addition of MFS Sector Rotational Fund)

October 25, 2006 (Addition of Class B1 Shares of MFS Municipal Income Fund)

April 24, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J Shares on or about May 25, 2007)

June 20, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J Shares)

June 22, 2007 (Termination of MFS Strategic Growth Fund, MFS Capital Opportunities Fund, MFS Investment Grade Bond Fund and MFS Municipal Bond Fund)

September 25, 2007 (Redesignation of MFS Government Limited Maturity Fund as MFS Series Trust XV and Addition of MFS Diversified Target Return Fund)

Exhibit B: Funds for Which Distributor May Receive Unexpended Service Fees Paid by Class A Shares as Compensation for Distribution Activities on Behalf of those Shares, as of:

June 22, 2007 (Termination of MFS Capital Opportunities Fund and Addition of MFS Core Equity)

EXHIBIT B

Funds for Which Distributor May Receive Unexpended Service Fees Paid by Class A

Shares as Compensation for Distribution Activities on Behalf of those Shares

As of: June 22, 2007

FUND

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Growth Opportunities Fund

MFS Series Trust I – MFS Core Equity Fund

MFS Series Trust II – MFS Emerging Growth Fund

MFS Series Trust III – MFS High Income Fund

MFS Series Trust V – MFS Total Return Fund

– MFS Research Fund

MFS Series Trust VIII – MFS Strategic Income Fund

MFS Series Trust IX – MFS Bond Fund